UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2008

CHINA CARBON GRAPHITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Telephone: (86) 474-7209723
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 16, 2008, Dengyong Jin resigned as Chief Executive Officer of China Carbon Graphite Group, Inc. (the “Company”). Mr. Jin did not resign from his position as the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective November 16, 2008, Lizhong Gao resigned as President and Director of the Company, Mr. Gao did not resign from his positions as the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective November 16, 2008, Cheng Zhang resigned as Chief Operating Officer and Director of the Company. Mr. Zhang did not resign from his positions as the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective November 16, 2008, Donghai Yu was appointed as President and Chief Executive Officer of the Company and resigned as Chief Financial Officer, a position he had held since December 2007. Mr. Yu remains a director of the Company. In connection with Mr. Yu’s appointment as the Chief Executive Officer and resignation as the Chief Financial Officer, effective November 16, 2008, the board of directors appointed Ting Chen as Chief Financial Officer of the Company.

Effective November 18, 2008, the board of directors of the Company elected Hongbo Liu and Ting Chen as directors of the Company. Mr. Liu is an independent director as defined by the Nasdaq Stock Market.

Hongbo Liu, age 50, is a professor at Hunan University in Hunan province. Mr. Liu has been the Department Chair of Non-Metallic Materials at Hunan University since 2000. Mr. Liu is considered one of China’s top scholars in carbon graphite studies. He has been granted a special annual allowance for outstanding scholars in China by the PRC Department of State since 1997. Mr. Liu holds a doctorate degree in engineering from Hunan University.

Ting Chen, age 27, has been the Vice President of Finance and Investor Relations of the Company since January 2008. Prior to that Ms. Chen worked as an auditor at the New York office of PricewaterhouseCoopers (“PwC”) from January 2005 to January 2008. At PwC, she specialized in alternative investment funds group, serving hedge fund and private equity fund clients. Ms. Chen holds a CPA certificate and a bachelor degree in accounting and economics from the City University of New York.

Item 7.01  Regulation FD Disclosure.

During the week of November 17, 2008, the Company made a presentation to various institutional investors at an industry conference sponsored by Roth Capital Partners. A copy of the PowerPoint presentation is attached hereto as Exhibit 99.1.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	PowerPoint Presentation, dated November 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC. (Registrant)

Date: November 20, 2008	By:	/s/ Donghai Yu
Donghai Yu
President and Chief Executive Officer